Exhibit 21.1

SUBSIDIARIES OF TILRAY BRANDS, INC.

Name of entity	Place of incorporation
Natura Naturals Inc.	British Columbia, Canada
Tilray Brands, Inc.	Delaware, United States
Manitoba Harvest USA LLC	Delaware, United States
Tilray Canada Ltd.	British Columbia, Canada
Dorada Ventures Ltd.	British Columbia, Canada
FHF Holdings Ltd.	British Columbia, Canada
High Park Farms Ltd.	British Columbia, Canada
Tilray Deutschland GmbH	Germany
Tilray Portugal Unipessoal, Lda.	Portugal
Tilray Australia New Zealand Pty. Ltd.	Australia
Tilray Ventures Ltd.	Ireland
High Park Holdings Ltd.	British Columbia, Canada
Fresh Hemp Foods Ltd. (dba Manitoba Harvest)	British Columbia, Canada
Natura Naturals Holdings Inc.	British Columbia, Canada
NC Clinics Pty Ltd (formerly National Cannabinoid Clinics Pty Ltd.)	Australia
Tilray Latin America SpA	Chile
Tilray Portugal II, Lda. Not in list	Portugal
High Park Gardens Inc.	British Columbia, Canada
High Park Shops Inc.	British Columbia, Canada
Privateer Evolution, LLC	Delaware, United States
1197879 B.C. Ltd.	British Columbia, Canada
Tilray France SAS	France
High Park Holdings B.V.	Netherlands
High Park Botanicals B.V	Netherlands
Aphria Inc.	Ontario, Canada
LATAM Holdings Inc.	British Columbia, Canada
Broken Coast Cannabis Ltd.	British Columbia, Canada
Aphria Diamond, Inc. (dba Aphria Diamond) (formerly 1974568 Ontario Limited)	Ontario, Canada
Nuuvera Holdings Limited	Ontario, Canada
Nuuvera Malta Ltd.	Malta
American Beverage Crafts Group, Inc. (formerly Four Twenty Corporation)	United States
MMJ International Investments Inc.	Ontario, Canada
Hampstead International (Barbados) Inc.	Barbados
Colcanna S.A.S	Colombia
ABP, S.A	Argentina
FL Group S.R.L.	Italy
Aphria Germany GmbH (formerly Nuuvera Deutschland GmbH)	Germany
Aphria RX GmbH (formerly Aphria Deutschland GmbH)	Germany
CC Pharma GmbH	Germany
Aphria Wellbeing GmbH	Germany
CC Pharma Nordic APS	Denmark

Name of entity	Place of incorporation
2787643 Ontario Inc.	Ontario, Canada
ARA - Avanti RX Analytics Inc.	Ontario, Canada
Nuuvera Israel Ltd.	Israel
QSG Health Ltd.	Malta
Aphria Malta Limited	Malta
SW Brewing Company, LLC	United States
SweetWater Colorado Brewing Company, LLC	Delaware, United States
SweetWater Brewing Company, LLC	Georgia, United States
10 Barrel Brewing Idaho, LLC	Idaho, United States
10 Barrel Brewing, LLC	Oregon, United States
14U Pharma GmhH (formerly CC Pharma Research & Development GmbH)	Portugal
2618351 Ontario Inc.	Ontario, Canada
2656751 Ontario Ltd.	Ontario, Canada
48 North Cannabis Corp.	Canada
48North Amalco Ltd.	Ontario, Canada
5048963 Ontario Inc.	Ontario, Canada
5054220 Ontario Inc.	Ontario, Canada
51st Avenue Denver LLC	Delaware, United States
9037136 Canada Inc.	Ontario, Canada
ABC Beverages Properties, LLC	Delaware, United States
American Beverage Crafts, LLC	Delaware, United States
Aphria GP Holdings ULC	British Columbia, Canada
BBI Acquisition Co.	Colorado, United States
Blue Point Brewing Company, Inc.	New York, United States
Breckenridge Brewery Lane, LLC	Delaware, United States
Breckenridge Brewery, LLC	Colorado, United States
Breckenridge Holding Company, LLC	Colorado, United States
Breckenridge Santa Fe Drive, LLC	Delaware, United States
Breckenridge Wynkoop 2, LLC	Delaware, United States
Broken Coast Cannabis Limited Partnership	British Columbia, Canada
Cannfections Group Inc.	British Columbia, Canada
Cheese Grits, LLC	Georgia, United States
DelShen Therapeutics Corp.	Ontario, Canada
Double Diamond Distillery, LLC	Colorado, United States
Good & Green Cannabis Corp.	Ontario, Canada
Good & Green Corp.	Ontario, Canada
HEXO Corp.	Ontario, Canada
HEXO Operations Inc.	Canada
HEXO USA, Inc.	Delaware, United States
HiBall, Inc.	Delaware, United States
Montauk Brewing Company, Inc.	New York, United States
Ottley Drive Corporation	Delaware, United States
PDX Mississippi Ave, LLC	Delaware, United States
RIKI Ventures, LLC	Delaware, United States
Superhero Acquisition Corp.	Delaware, United States
Superhero Acquisition L.P.	Delaware, United States
Tilray ABC, LLC	Delaware, United States
Tilray Beverages Properties, LLC.	Delaware, United States
Tilray Beverages, LLC	Delaware, United States
Tilray Fort Collins, LLC	Delaware, United States
Tilray Holdco M, LLC	Delaware, United States
Tilray Service 1, LLC	Delaware, United States
Tilray Brands UK, Ltd (fka Tilray Wellness UK Ltd.)	United Kingdom
Tilray Wellness, LLC	Delaware, United States
Truss CBD USA LLC	Colorado, United States
Solano Life Group S. De. R. L.	Panama